Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of MYOS RENS Technology Inc. and Subsidiary on Form S3 (No.333-199392) of our report dated March 29, 2017, on our audit of the consolidated financial statements as of December 31, 2016 and for the year then ended, which report is included in this Annual Report on Form 10-K to be filed on March 29, 2017.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

March 30, 2017